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                                                                    Exhibit 99.2

                               Ford Motor Company

                   2002 NORTH AMERICAN AND OVERSEAS PRODUCTION
                   -------------------------------------------

                                                  2002 Actual     2002 Planned
                                             -------------------  ------------
                                               First     Second     Third
                                              Quarter    Quarter    Quarter
                                             --------   -------   ------------
                                               (000)     (000)     (000)

North American Production and Imports*

Car                                              392        426      315

Truck                                            660        749      625
                                             -------    -------   ------
   North American Production                   1,052      1,175      940

Mexican Domestic Units                    Incl. Above Incl. Above Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       82
                                             -------    -------  -------

   Total North America (Incl. Imports)         1,115      1,248    1,022

Overseas Vehicle Production                      612        666      632
                                             -------    -------  -------

Ford Worldwide                                 1,727      1,914    1,654
                                             =======    =======  =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Forecast                       0          0        0
                  - Quarter                       57        133    (226)
                  - Year                        (13)         47      154

                  Percentage:
                  - Forecast                      0%         0%       0%
                  - Quarter                       5%        12%    (18)%
                  - Year                        (1)%         4%      18%

   Overseas
                  Units:
                  - Forecast                      0           0        0
                  - Quarter                     (57)         54     (34)
                  - Year                        (87)       (50)       52

                  Percentage:
                  - Forecast                      0%         0%       0%
                  - Quarter                     (9)%         9%     (5)%
                  - Year                       (12)%       (7)%       9%

   Worldwide
                  Units:
                  - Forecast                       0          0        0
                  - Quarter                        0        187    (260)
                  - Year                       (100)        (3)      206

                  Percentage:
                  - Forecast                      0%         0%       0%
                  - Quarter                       0%        11%    (14)%
                  - Year                        (5)%         0%      14%

- - -
*Includes units produced for other manufacturers (e.g. Mazda and Nissan)

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                                                             Investor Relations
                                                                         8/1/02